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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------
BNC Trustee Services, Inc.                                       Missouri
Equity Credit Corporation                                        California
Mortgage Logic.com, Inc.                                         California